AMG Funds Family of Funds Affiliated Transactions (Rule 10f-3)
For the period October 1, 2016 - December 31, 2016

Subadvisor: J.P. Morgan Investment Management Inc.



INFORMATION DISPLAYED IN THE FOLLOWING ORDER:
Fund
Date of Purchase/Date Offering Commenced
Issuer
CUSIP
Bonds
Purchase Price/Offering Price
Spread
Cost
Underwriter From Whom Purchased
Total Shares/Units/ Bonds Offered
Aggregate Principal Amount of Offering
Total Bonds Purchased By Investment Management
Aggregate Principal Amount of Purchase By All Investment Companies
        Advised By the Advisor
% of Offering




AMG Managers High Yield Fund

10/05/16
Dynegy Inc. (DYN 8.00% January 15, 2025 144A)

26817RAS7

25,000

$100.00

1.25%

$25,000
Morgan Stanley and Company

750,000,000

$750,000,000

33,995,000

$8,498,750,000

4.53%



AMG Managers High Yield Fund

10/07/16
CBS Radio Inc. (CBS 7.25%
November 1, 2024 144A)

124847AC8

15,000

$100.00

1.50%

$15,000
Deustche Bank Securities

400,000,000

$400,000,000

9,537,000

$1,430,550,000

2.38%



AMG Managers High Yield Fund

10/24/16
United Rentals North America (URI 5.5% May 15, 2027)

911365BF0

40,000

$100.00

1.25%

$40,000
Morgan Stanley and Company LLC

750,000,000

$750,000,000

40,770,000

$16,308,000,000

5.44%



AMG Managers High Yield Fund

10/26/16
Live Nation Entertainment, Inc. (LYV 4.875% November 1, 2024 144A)

538034AK5

10,000

$100.00

1.00%

$10,000

BofA Merrill Lynch

575,000,000

$575,000,000

12,900,000

$1,290,000,000

2.24%



AMG Managers High Yield Fund

10/27/16
Cooper-Standard Automotive Inc. (CPS 5.625% November 15, 2026 144A)

216762AF1

25,000

$100.00

1.50%

$25,000

BofA Merrill Lynch

400,000,000

$400,000,000

36,334,000

$9,083,500,000

9.08%



AMG Managers High Yield Fund

11/17/16

EP Energy LLC and Everest Acquisition Finance Inc. (EPENEG 8.00% November 29, 2024 144A)

268787AE8

15,000

$100.00

1.50%

$15,000

Goldman Sachs and Company New York

500,000,000

$500,000,000

30,086,000

$4,512,900,000

6.02%



AMG Managers High Yield Fund

11/18/16

Hilton Grand Vacations Borrower LLC/Inc. (HGVLLC 6.125%
December 1, 2024 144A)

43283QAA8

10,000

$100.00

1.75%

$10,000

Goldman Sachs and Company New York

300,000,000

$300,000,000

17,907,000

$1,790,700,000

5.97%